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                                                                     EXHIBIT 8.1

                               December 6, 2000


Allscripts, Inc.
2401 Commerce Drive
Libertyville, Illinois  60048

Ladies & Gentlemen:

          You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of Bursar Acquisition, Inc. ("Bursar"), a Delaware corporation and direct wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc., a Delaware corporation, formerly known as Allscripts Holding, Inc. ("New Allscripts"), with and into Allscripts, Inc., a Delaware corporation (the "Company").

          In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger dated as of July 13, 2000, as amended from time to time, by and among New Allscripts, Bursar, the Company, Channelhealth Incorporated, a Delaware corporation ("Channelhealth"), IDX Systems Corporation, a Vermont corporation ("IDX") and Bursar Acquisition No.2, Inc., a Delaware corporation (the "Merger Agreement"), the Proxy Statement (the "Proxy Statement") filed by Allscripts with the Securities and Exchange Commission (the "SEC") and the Registration Statement on Form S-4, as filed by New Allscripts with the SEC on November 8, 2000, as amended, in which the Proxy Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of New Allscripts and Allscripts. Any capitalized term not defined herein shall have the meaning assigned to such term in the Merger Agreement.

          Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Proxy Statement and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Proxy Statement and the Registration Statement, (3) the accuracy as of the Effective Time of (a) the representations made by New Allscripts and Bursar which are set forth in
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Allscripts, Inc.
December 6, 2000
Page 2

the certificate delivered to us by New Allscripts, dated the date hereof, (b) the representations made by Allscripts which are set forth in the certificate delivered to us by Allscripts, dated the date hereof, (c) the representations made by Channelhealth which are set forth in the certificate delivered to us by Channelhealth, dated the date hereof, and (d) the representation made by IDX which is set forth in the certificate delivered to us by IDX, dated the date hereof, (4) that any representations made in such certificates that are qualified by knowledge or a qualification of like import at the Effective Time will be accurate without such qualification, and (5) no change in law applicable to the Merger from the date hereof through the Effective Time.

          Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and the discussion set forth below, we are of the opinion that:

          1.  The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

          2. The discussion included in the Registration Statement under the caption "THE TRANSACTION - United States Federal Income Tax Consequences - Federal Income Tax Implications to Allscripts Stockholders," insofar as it constitutes statements of federal income tax law or legal conclusions and except to the extent qualified therein, is accurate in all material respects.

          We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

          Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.
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Allscripts, Inc.
December 6, 2000
Page 3

     We hereby consent to the use of our name under the captions "SUMMARY - United States Federal Income Tax Consequences", "THE TRANSACTION - United States Federal Income Tax Consequences" and "LEGAL MATTERS" in the Proxy Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,



                              Weil, Gotshal & Manges, LLP